EXHIBIT 99.1 - MACROPORT, INC’S HISTORICAL INTERIM UNAUDITED FINANCIAL STATEMENTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2007

MACROPORT, INC.
BALANCE SHEET
MARCH 31, 2007
(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$12,201
Trade receivables	62,424
Inventories	2,061
Prepaid expenses and other current assets	4,125
Total current assets	80,811

Fixed assets, net	8,443
Total assets	$89,254

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Trade payables and accrued expenses	$126,700
Accrued compensation expenses	34,626
Total current liabilities	161,326

Commitments and contingencies (Note 6)

Series A convertible preferred stock, $0.0001 par value, 4,275,000 authorized, 2,596,500 issued and outstanding at March 31, 2007; liquidation value of $1,442,500 at March 31, 2007	1,391,190

Stockholders' deficit:
Common stock $0.0001 par value, 20,000,000 authorized, 4,499,998 shares issued and outstanding at March 31, 2007	450
Additional paid-in capital	183,566
Accumulated deficit	(1,647,278)
Total stockholders' deficit	(1,463,262)
Total liabilities and stockholders’ deficit	$89,254

The accompanying notes are an integral part of these financial statements.

MACROPORT, INC.
STATEMENTS OF OPERATIONS
For the three months ended March 31, 2007 and 2006
(unaudited)

	Three Months Ended March 31,
	2007	2006

Net sales	$190,775	$115,619

Cost of sales	69,056	78,909

Gross profit	121,719	36,710

Operating expenses:
Selling and marketing	50,475	71,635
General and administrative	28,897	77,573
Research and development	133,487	83,720
Total operating expenses	212,859	232,928

Operating loss	(91,140)	(196,218)

Other income (expense):
Interest income	83	3,972
Interest expense	(347)	(68)
Total other income (expense)	(264)	3,644

Net loss before income taxes	(91,404)	(192,314)
Provision for income taxes	-	-

Net loss	$(91,404)	$(192,314)

The accompanying notes are an integral part of these financial statements.

MACROPORT, INC.
STATEMENT OF STOCKHOLDERS’ DEFICIT
(unaudited)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2006	4,499.998	$450	$167,205	$(1,555,874)	$(1,388,219)
Stock-based compensation expense	-	-	16,361	-	16,361
Net loss	-	-	-	(91,404)	(91,404)
Balances at March 31, 2007	4,499.998	$450	$183,566	$(1,647,278)	$(1,463,262)

The accompanying notes are an integral part of these financial statements.

MACROPORT, INC.
STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2007 and 2006
(unaudited)

	Three Months Ended March 31,
	2007	2006

Operating activities
Net loss	$(91,404)	$(192,314)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	1,593	1,385
Non-cash compensation expense	16,361	-
Changes in operating assets and liabilities:
Trade receivables	(31,492)	26,826
Inventories	-	(23,282)
Prepaid expenses and other current assets	8,587	(4,299)
Trade payables and accrued expenses	8,633	31,302
Accrued compensation expenses	15,831	14,758
Cash used by operating activities	(71,891)	(145,624)

Investing activities - purchase of equipment	-	(4,583)

Financing activities	-	-

Increase (decrease) in cash and cash equivalents	(71,891)	(150,207)

Cash and cash equivalents at beginning of year	84,092	844,222

Cash and cash equivalents at end of year	$12,201	$694,015

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$347	$68
Income taxes	$800	$800

The accompanying notes are an integral part of these financial statements.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2007
(unaudited)

Note 1 - Organization and Basis of Presentation

Organization

MacroPort, Inc. ("MacroPort" or "Company") is a mobile media technology company focused on the design, development and commercialization of new technologies, methods and techniques to bring mobile content to the market. The Company is at the forefront of simplifying access and usability to sophisticated wireless content such as multimedia, video and much more. MacroPort is also the first company to offer mobile technology software solutions that enable ease-of-use advanced mobile features and functions.

MacroPort, based in Mountain View, California, was incorporated in California in 2001 to provide mobile technology software and content services. The Company currently offers mobile content services, including, but not limited to, mobile strategy, memory card procurement, memory card burning and production, packaging, printing, and retail distribution. Additionally, the Company offers application development services.

The Company’s business model was developed around intellectual property (“IP”) driven products sold primarily to original equipment manufacturers (“OEM”) including operating system developers, mobile operators, device manufacturers and content publishers.

Basis of Presentation

The accompanying unaudited financial statements of MacroPort have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information.  Accordingly, they do not include all information and disclosures necessary for a presentation of the Company’s financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States (“GAAP”).

In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results may differ from these estimates. The results of operations for the period ended March 31, 2007 are not necessarily indicative of the operating results that may be expected for the entire year ending December 31, 2007. The interim financial statements should be read in conjunction with the financial statements for the years ended December 31, 2006 and 2005 included in this Form 8-K at Exhibit 99.2.

Note 2 - Recent Accounting Pronouncements

In June 2006, the FASB issued Interpretation 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. MacroPort adopted FIN 48 on January 1, 2007. The adoption had no impact to the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (“SFAS 157”), which provides guidance about how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another U.S. GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by the Company January 1, 2008. The Company is currently evaluating the potential impact this standard may have on its financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

Other recent accounting pronouncements issued by the FASB (including the EITF), the American Institute of Certified Public Accountants (“AICPA”), and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2007
(unaudited)

Note 3 - Concentration of Credit Risk and Major Customers

A relatively small number of customers account for a significant percentage of the Company’s sales. The percentage of sales derived from significant customers during the three months ended March 31, 2007 is as follows:

Customer A	45%
Customer B	33

Trade receivables from these customers totaled $34,424 at March 31, 2007. As of March 31, 2007, all the Company's trade receivables were unsecured. The risk with respect to trade receivables is mitigated by credit evaluations performed on customers and the short duration of payment terms extended to customers.

Note 4 - Employee Equity Incentive Plans

General

The Company’s share based awards are long-term retention plans that are intended to attract, retain and provide incentives for talented employees. The Company believes its share based awards are critical to its operation and productivity. The employee share based award plans allow the Company to grant, on a discretionary basis, incentive stock options, non-qualified stock options and restricted stock.

Prior to January 1, 2006, MacroPort accounted for its employee equity incentive plans, including stock options and restricted common stock, following the recognition and measurement principles of APB 25 and related interpretations. Accordingly, compensation expense, equal to the difference between the total exercise price and the total fair market value - for stock options and restricted common stock granted at an exercise price less than fair market value of the underlying common stock on the grant date - was amortized over the vesting period and included in the statement of operations. Effective January 1, 2006, MacroPort adopted the fair value recognition provisions of SFAS 123(R).

Stock Options

The Company is authorized to issue 900,000 options to purchase common shares to employees, directors and consultants under a stock option plan adopted in 2006 (the “Stock Incentive Plan”). The Stock Incentive Plan provides for the issuance of both incentive stock options (“ISO”) and nonstatutory stock options (“NSO”). NSOs may be granted to employees, directors or consultants, while ISOs may be granted only to employees. Options granted vest over a maximum period of four years and expire ten years from the date of grant. In general, most ISOs and NSOs vest 25% on the first anniversary of the date of grant and monthly thereafter.

Restricted Common Stock

During September 2005, the Company granted 100,000 shares of restricted common stock to a key employee. Nonvested shares (restricted common stock) are shares that are restricted because the agreed-upon consideration, such as employee services or performance condition, has not yet been received or achieved. Restricted common stock cannot be sold. The restriction on sale of restricted common stock is due to the forfeitability of the shares if specified events occur (or do not occur). See Note 5.

Non-Cash Compensation Expense

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2007
(unaudited)

The following table sets forth the total stock-based compensation expense resulting from stock options and restricted common stock included in the statements of operations for the three months ended March 31, 2007:

Selling and marketing	$5,618
General and administrative	2,811
Research and development	7,932
Total	$16,361

The weighted average assumptions used to value the option grants during the three months ended March 31, 2007 are as follows:

Weighted average estimated values per share	$0.44
Expected life in years	4.0
Expected volatility	99%
Expected dividend yield	0%
Risk free interest rate	5.5%

Future Non-Cash Compensation Expense

At March 31, 2007, the unvested stock options compensation expense is expected to be recognized over a weighted-average period of approximately 2.8 years. The unvested restricted common stock compensation expense is expected to be recognized over a weighted-average period of approximately 1.4 years. Estimated future stock-based compensation expense to be charged to operations is as follows:

Year Ended March 31,	Restricted Stock Compensation Expense	Stock Option Compensation Expense	Total

2008	$16,852	$48,592	$65,444
2009	7,022	46,416	53,438
2010	-	20,613	20,613
2011	-	10,307	10,307
Total estimated future non- cash compensation expense	$23,874	$125,928	$149,802

Stock Option Activity and Outstanding

The following summarizes activity related to the Company’s stock options:

	Options	Weighted-Average Exercise Price

Outstanding at December 31, 2006	334,000	$0.25
Granted	50,000	0.25
Exercised	-	-
Cancelled	-	-
Outstanding at March 31, 2007	384,000	$0.25

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2007
(unaudited)

At March 31, 2007, the Company had vested options totaling 161,597 shares with a weighted-average exercise price of $0.25.

At March 31, 2007, options to purchase 516,000 common shares were available for grant under the Stock Incentive Plan.

At March 31, 2007, the options outstanding had a weighted-average exercise life of 9.2 years.

Note 5 - Equity

Equity Transactions

The Company had no equity transactions during the three months ended March 31, 2007.

Restricted Common Stock

During September 2005, as part of an employee offer, the Company granted 100,000 shares of restricted common stock at $0.05 per share. One third of the shares vested May 27, 2006. The remaining shares vest ratably each month over the subsequent two years. As of March 31, 2007, 50,002 shares remained unvested. See Note 4.

Note 6 - Commitments and Contingencies

Operating Leases

The Company is committed under a non-cancelable operating lease for its facility, which extended through April, 2007. Future minimum rental commitments as of March 31, 2007 are as follows:

Year Ending March 31,	Future Minimum Lease Payments
2008	$4,150
Thereafter	-
Total	$4,150

Subsequent to April 2007, the Company leases its facility under a month-to-month lease.

Litigation, Claims and Assessments

The Company experiences routine litigation in the normal course of its business and does not believe that any pending litigation will have a material adverse effect on the Company's financial condition, results of operations or cash flows.

Note 7 - Segment and Geographic Information

Segment Information

MacroPort operates in one segment, the design, development and commercialization of mobile media technology, as defined by SFAS 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”).

Geographic Information

During the three months ended March 31, 2007, all of MacroPort’s net sales were generated in the U.S., as determined by the final destination of the product.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2007
(unaudited)

As of March 31, 2007 all of MacroPort’s identifiable assets were located in the U.S.

Note 8 - Subsequent Events

Acquisition of the Company

On June 6, 2007, the Company was acquired by Migo Software, Inc.

Cancellation of Series A Stock Warrants

As a result of the aforementioned change in control of MacroPort, all Series A Stock warrants (275,000) were cancelled.